                                                     [LOGO] PRUDENTIAL FINANCIAL

                                                      Prudential Financial, Inc.
                                                          751 Broad Street
                                                        Newark, NJ 07102-3777
                                                         www.prudential.com

NEWS RELEASE


For Immediate Release                                   Contact: Bob DeFillippo
---------------------                                            973 802-4149
August 7, 2002



               PRUDENTIAL FINANCIAL, INC. ANNOUNCES REORGANIZATION

     Newark, NJ - Arthur F. Ryan, chairman and CEO of Prudential Financial, Inc. (NYSE:PRU), today announced organizational changes in the company that include the establishment of an Office of the Chairman and three divisions: Insurance, Investments, and International Insurance and Investments. The realignment of the company's businesses is designed to improve operating effectiveness and generate cost savings while enhancing revenue growth.

     Ryan also announced he had created four vice chair positions in the Office of the Chairman to lead the company. Promoted to those positions were: Vivian Banta, currently executive vice president of the U.S. Consumer Group, who will head the Insurance Division; John Strangfeld, currently executive vice president in charge of Prudential Securities and Prudential Investment Management, who will head the Investments Division; Rodger Lawson, currently executive vice president in charge of International Investments, who will head the International Insurance and Investments Division; and Mark Grier, currently executive vice president of Financial Management, who will continue to head that area.

     "The new Office of the Chairman is charged with the consistent, common execution of Prudential's global strategy to `Grow and Protect' client wealth and will materially enhance the company's ability to take advantage of its substantial growth opportunities," Ryan said.

     The new organizational structure will reduce the company's operating divisions from four to three, by incorporating Prudential's important employee benefits activities into the Insurance and Investments divisions. In addition, the activities in the Retail Investments business will be redeployed into the Insurance and Investments divisions. The company will begin reporting segment results based on its new structure with its third quarter financial reports, and plans to provide historical information aligned with the new segments in October, prior to release of its third quarter earnings.

                                    - more -

Page 2.

     The Insurance Division consists of the company's individual life insurance, annuities, group insurance, property & casualty insurance, retail distribution, and voluntary benefits. Prudential's real estate and relocation services and the electronic development group will also report to Ms. Banta.

     The Investments Division consists of the businesses of Prudential Securities, as well as the company's asset management, guaranteed products, retirement services, mutual funds and managed account products.

     The International Insurance and Investments Division consists of Prudential's current International Insurance and International Investments operations.

     Ryan also announced that Jean Hamilton, CEO of Prudential Institutional, the company's employee benefits division, plans to leave at the end of August to build upon her very successful career of restructuring, improving, and growing a wide variety of businesses.

     "These changes create greater alignment of our product and distribution activities in Prudential's divisions while enhancing our ability to achieve the ongoing growth and efficiency goals we have targeted," Ryan said.

     Prudential Financial companies, with approximately $557 billion in total assets under management and administration as of June 30, 2002, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

                           [LOGO] PRUDENTIAL FINANCIAL